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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                                 Date of Report
                       (Date of earliest event reported):

                                 April 23, 2001
                           --------------------------



                           ENTERPRISES SOLUTIONS, INC.
                           ---------------------------
             ( Exact name of registrant as specified in its Charter)



        Nevada                        000-28195                  88-0232148
(State or other jurisdiction         (Commission              (IRS Employer
  of incorporation)                  File Number)          Identification No.)



        140 Wood Road, Suite 200
        Braintree, Massachusetts                                   02184
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code: 781-356-4387

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                                    FORM 8-K

                           ENTERPRISES SOLUTIONS, INC.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On April 23, 2001, the Company entered into an Agreement in Principle (the "Agreement") with Delta Mutual, Inc. ("DMI"), pursuant to which DMI would acquire all of the assets of the Company (the "Acquisition") in exchange for 10,583,000 shares of its Common Stock ("DMI Common Stock"), or as is equal to
1.2676 shares of DMI Common Stock for each outstanding share (the "Exchange Ratio") of Common Stock of the Company outstanding on the effective date of the acquisition ("Acquisition Effective Date"). The Agreement is subject to the execution of definitive agreements by both parties (the "Definitive Agreements"). Under the Agreement, DMI would assume no liabilities of the Company, except as agreed in the Definitive Agreements, and except that DMI would assume outstanding options and warrants to purchase Common Stock of the Company, the holders of which options and warrants would, upon the Acquisition Effective Date, be entitled to purchase, in accordance with the terms of the particular option or warrant, such number of shares of DMI Common Stock as is calculated by application of the Exchange Ratio with respect to each share of Common Stock of the Company subject to the option or warrant. Prior to the Acquisition Effective Date, DMI would not issue additional shares of DMI Common Stock, except that, in connection with the acquisition, DMI may issue up to an additional 11,000,000 shares of its common stock to equity investors in DMI.

        It is intended that the Acquisition would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The obligations of the parties under the Definitive Agreements would be subject to all required filings by the parties with the Securities and Exchange Commission, the approval by the stockholders of DMI of an increase in DMI's authorized Common Stock, and the approval of the Acquisition by the stockholders of the Company at a special meeting of stockholders to be convened following clearance of the proxy materials by the SEC and the effectiveness of the registration statement filed in this regard. The obligations of the Company under the Definitive Agreements would be subject to DMI's maintaining its OTC Bulletin Board listing for the DMI Common Stock through the Acquisition Effective Date.

        DMI is a Delaware corporation, whose Common Stock is traded on the OTC Bulletin Board under the trading symbol DLTM. Reference is hereby made to the filings made by DMI under the Securities Exchange Act of 1934 for information concerning DMI. Effective April 19, 2001, the controlling shareholding position of DMI, consisting of 450,000 of the 557,000 shares outstanding, was purchased from DMI's two controlling shareholders by Kelcon, Inc., a recently formed Delaware corporation ("Kelcon"), for $450,000. Kelcon is owned by Kenneth A. Martin, a principal in the Washington, D.C. law firm, Martin & Adams, PLLC, which firm has from time to time rendered legal services to the Company, and by an overseas investor, who has previously invested in the Company.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

        10.19 Agreement in Principle, dated as of April 23, 2001, between Delta Mutual, Inc. and Enterprises Solutions, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Dated: April 24, 2001


                             Enterprises Solutions, Inc.


                             By:        /s/ John A. Solomon
                                    -----------------------------
                                        John A. Solomon,
                                        President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

   10.19 Agreement in Principle, dated as of April 23, 2001, between Delta Mutual, Inc. and Enterprises Solutions, Inc.


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